EXECUTION COPY


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                                  $237,500,000

                           REVOLVING CREDIT AGREEMENT

                          Dated as of November 7, 1997

                                      among

                           LAWYERS TITLE CORPORATION,
                                  as Borrower,

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                    Individually and as Administrative Agent,


                                  CRESTAR BANK,
                    Individually and as Documentation Agent,

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



                                   Arranged by

                         BANCAMERICA ROBERTSON STEPHENS






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

                                TABLE OF CONTENTS

   Section                                                                  Page



ARTICLE I  DEFINITIONS.........................................................1
1.01   Certain Defined Terms...................................................1
1.02   Other Interpretive Provisions..........................................22
1.03   Accounting Principles..................................................23

ARTICLE II  THE CREDITS.......................................................23
2.01   Amounts and Terms of Commitments.......................................23
2.02   Notes; Loan Accounts...................................................23
2.03   Procedure for Borrowing................................................24
2.04   Conversion and Continuation Elections for Borrowings...................25
2.05   Reduction of Commitments...............................................27
2.06   Prepayments............................................................27
2.07   Repayment..............................................................28
2.08   Interest...............................................................28
2.09   Fees...................................................................29
       (a)  Underwriting, Agency Fees.........................................29
       (b)  Facility Fees.....................................................29
2.10   Computation of Fees and Interest.......................................29
2.11   Payments by the Company................................................29
2.12   Payments by the Banks to the Agent.....................................30
2.13   Sharing of Payments, Etc...............................................31
2.14   Extensions of the Commitments..........................................31

ARTICLE III  TAXES, YIELD PROTECTION AND ILLEGALITY...........................32
3.01   Taxes..................................................................32
3.02   Illegality.............................................................33
3.03   Increased Costs and Reduction of Return................................34
3.04   Funding Losses.........................................................34
3.05   Inability to Determine Rates...........................................35
3.06   Certificates of Banks..................................................36
3.07   Survival...............................................................36

ARTICLE IV  CONDITIONS PRECEDENT............ .................................36
4.01   Conditions to Effectiveness and Initial Advances of Loans
       up to an Aggregate Exposure of $30 Million.............................36
       (a)     Credit Agreement and Notes.....................................36
       (b)     Resolutions; Incumbency........................................36
       (c)     Organization Documents; Good Standing..........................36
       (d)     Legal Opinion..................................................37
       (e)     Payment of Fees and Expenses...................................37

       (f)     Certificate....................................................37
       (g)     Approvals......................................................38
       (h)     Termination of Prior Indebtedness..............................38
       (i)     Other Documents................................................38
4.02   Conditions to Advances of Loans  in Excess of $30 Million
       of Aggregate Exposure..................................................38
       (a)     Consummation of the Stock Acquisition..........................38
       (b)     Certified Copies...............................................38
       (c)     Certificate....................................................38
       (d)     Approvals and Consents.........................................39
       (e)     Legal Opinions.................................................39
       (f)     Evidence of Payment............................................39
       (g)     Other Documents................................................39
4.03   Conditions to All Borrowings...........................................39
       (a)     Notice of Borrowing............................................39
       (b)     Continuation of Representations and Warranties.................40
       (c)     No Existing Default............................................40

ARTICLE V  REPRESENTATIONS AND WARRANTIES.....................................40
5.01   Corporate Existence and Power..........................................40
5.02   Corporate Authorization; No Contravention..............................40
5.03   Governmental Authorization.............................................41
5.04   Binding Effect.........................................................41
5.05   Litigation.............................................................41
5.06   No Default.............................................................42
5.07   ERISA Compliance.......................................................42
5.08   Use of Proceeds; Margin Regulations....................................42
5.09   Title to Properties....................................................43
5.10   Taxes..................................................................43
5.11   Financial Condition....................................................43
5.12   Environmental Matters..................................................44
5.13   Regulated Entities.....................................................44
5.14   No Burdensome Restrictions.............................................44
5.15   Copyrights, Patents, Trademarks and Licenses, etc......................44
5.16   Subsidiaries...........................................................44
5.17   Insurance..............................................................44
5.18   Swap Obligations.......................................................44
5.19   Acquisition Documents..................................................45
5.20   Insurance Licenses.....................................................45
5.21   Reinsurance............................................................45
5.22   Reserves...............................................................46
5.23   Full Disclosure........................................................46

ARTICLE VI  AFFIRMATIVE COVENANTS.............................................46
6.01   Financial Statements...................................................46
6.02   Certificates; Other Information........................................48

6.03   Notices................................................................48
6.04   Preservation of Corporate Existence, Etc...............................50
6.05   Maintenance of Property................................................50
6.06   Insurance..............................................................51
6.07   Payment of Obligations.................................................51
6.08   Compliance with Laws...................................................51
6.09   Compliance with ERISA..................................................51
6.10   Inspection of Property and Books and Records...........................51
6.11   Environmental Laws.....................................................52
6.12   Use of Proceeds........................................................52
6.13   Designation of Material Subsidiaries...................................52

ARTICLE VII  NEGATIVE AND FINANCIAL COVENANTS.................................52
7.01   Limitation on Liens....................................................52
7.02   Disposition of Assets..................................................54
7.03   Consolidations and Mergers.............................................55
7.04   Loans and Investments..................................................55
7.05   Limitation on Indebtedness.............................................56
7.06   Transactions with Affiliates...........................................57
7.07   Use of Proceeds........................................................57
7.08   Contingent Obligations.................................................57
7.09   Joint Ventures.........................................................58
7.10   Lease Obligations......................................................58
7.11   Restricted Payments....................................................58
7.12   ERISA..................................................................59
7.13   Change in Business.....................................................59
7.14   Accounting Changes.....................................................59
7.15   Minimum Statutory Surplus..............................................59
7.16   Debt to Total Capitalization Ratio.....................................59
7.17   Debt Service Coverage Ratio............................................60
7.18   Prepayments............................................................60

ARTICLE VIII  EVENTS OF DEFAULT...............................................60
8.01   Event of Default.......................................................60
       (a)     Non-Payment....................................................60
       (b)     Representation or Warranty.....................................60
       (c)     Specific Defaults..............................................60
       (d)     Other Defaults.................................................60
       (e)     Cross-Default..................................................60
       (f)     Insolvency; Voluntary Proceedings..............................61
       (g)     Involuntary Proceedings........................................61
       (h)     ERISA..........................................................62
       (i)     Monetary Judgments.............................................62
       (j)     Non-Monetary Judgments.........................................62
       (k)     Loss of Licenses...............................................62
       (l)     Adverse Order..................................................62

8.02   Remedies...............................................................62
8.03   Rights Not Exclusive...................................................63

ARTICLE IX  THE AGENT.........................................................63
9.01   Appointment and Authorization; "Agent".................................63
9.02   Delegation of Duties...................................................64
9.03   Liability of Agent.....................................................64
9.04   Reliance by Agent......................................................64
9.05   Notice of Default......................................................65
9.06   Credit Decision........................................................65
9.07   Indemnification of Agent...............................................65
9.08   Agent in Individual Capacity...........................................66
9.09   Successor Agent........................................................66
9.10   Withholding Tax........................................................67
9.11   Co-Agents..............................................................68

ARTICLE X  MISCELLANEOUS......................................................68
10.01  Amendments and Waivers.................................................68
10.02  Notices................................................................69
10.03  No Waiver; Cumulative Remedies.........................................70
10.04  Costs and Expenses.....................................................70
10.05  Company Indemnification................................................71
10.06  Payments Set Aside.....................................................71
10.07  Successors and Assigns.................................................72
10.08  Assignments, Participations, etc.......................................72
10.09  Confidentiality........................................................73
10.10  Set-off................................................................74
10.11  Automatic Debits of Fees...............................................74
10.12  Notification of Addresses, Lending Offices, Etc........................75
10.13  Counterparts...........................................................75
10.14  Severability...........................................................75
10.15  No Third Parties Benefited.............................................75
10.16  GOVERNING LAW AND JURISDICTION.........................................75
10.17  WAIVER OF JURY TRIAL...................................................76
10.18  Entire Agreement.......................................................77

       SCHEDULES

       Schedule 2.01            Commitments
       Schedule 5.03            Approvals
       Schedule 5.05            Litigation
       Schedule 5.07(a)         ERISA
       Schedule 5.07(c)(ii)     Unfunded Pension Liability
       Schedule 5.10            Taxes
       Schedule 5.11            Permitted Liabilities
       Schedule 5.12            Environmental Matters
       Schedule 5.16            Subsidiaries and Minority Interests
       Schedule 5.17            Insurance
       Schedule 5.20            Insurance Licenses
       Schedule 5.21            Reinsurance
       Schedule 5.22            Reserves
       Schedule 7.01            Permitted Liens
       Schedule 7.02(e)         Dispositions of Assets
       Schedule 7.05            Permitted Indebtedness
       Schedule 7.08            Contingent Obligations
       Schedule 10.02           Lending Offices; Addresses for Notices

       EXHIBITS

       Exhibit A                Form of Compliance Certificate
       Exhibit B                Form of Notice of Borrowing
       Exhibit C                Form of Notice of Conversion/Continuation
       Exhibit D                Form of Promissory Note
       Exhibit E                Form of Assignment and Acceptance

                           REVOLVING CREDIT AGREEMENT


         This REVOLVING CREDIT FACILITY AGREEMENT is entered into as of November 7, 1997, among LAWYERS TITLE CORPORATION, a Virginia corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, individually and as administrative agent for the Banks.

                                    RECITALS

         WHEREAS,  the Banks have agreed to make available to the Company a five
(5) year senior unsecured revolving credit facility in the aggregate principal amount of $237,500,000 upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.01 Certain Defined Terms. The following terms have the following meanings:

                  "Acquisition" means any transaction or series of related transactions consummated after the date hereof for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or
         (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                  "Acquisition Documents" means the Stock Purchase Agreement and
         the  other  documents,   certificates   and  agreements   delivered  in
         connection with the Stock Acquisition.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                  "Agent" means BofA in its capacity as administrative agent for the Banks hereunder, and any successor agent arising under Section 9.09.

                  "Agent-Related Persons" means BofA and any successor agent arising under Section 9.09, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agent's Payment Office" means the address for payments set forth on Schedule 10.02 or such other address as the Agent may from time to time specify.

                  "Aggregate Exposure" means the aggregate principal amount of outstanding Loans.

                  "Agreement" means this Revolving Credit Agreement, as amended, modified or supplemented from time to time.

                  "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.11.

                  "Agronaut" means Agronaut Relocation Services, LLC, a Michigan limited liability company and a Subsidiary of the Company.

                  "Annual  Statement"  means  the  annual  statutory   financial
         statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

                  "Applicable Margin" means (a) at any time the Company's senior unsecured Indebtedness is not explicitly or implicitly rated by a Rating Agency, whichever of the following Applicable Margins shall then apply:

                     APPLICABLE MARGIN FOR INDICATED STATUS

                         LEVEL       LEVEL       LEVEL       LEVEL       LEVEL
                           I          II          III         IV           V
                         STATUS      STATUS      STATUS      STATUS      STATUS

         Offshore Rate    .18%        .24%       .275%       .325%        .40%
            Loans

         Facility Fee     .07%        .085%      .10%        .125%        .15%

         For purposes of this subsection (a) of this definition, the Company's status will be determined based on the following definitions:

                  "Level I Status" exists at any date if, as of the last day of the most recently ended fiscal quarter of the Company, the Debt to Total Capitalization Ratio is less than or equal to 20%.

                  "Level II Status" exists at any date if, as of the last day of the most recently ended fiscal quarter of the Company (a) the requirements necessary to achieve Level I Status shall not have been satisfied and (b) the Debt to Total Capitalization Ratio is greater than 20% but less than or equal to 25%.

                  "Level III Status" exists at any date if, as of the last day of the most recently ended fiscal quarter of the Company (a) the requirements to achieve Level I Status or Level II Status shall not have been satisfied and (b) the Debt to Total Capitalization Ratio is greater than 25% but less than or equal to 30%.

                  "Level IV Status" exists at any date if, as of the last day of the most recently ended fiscal quarter of the Company (a) the requirements to achieve Level I Status, Level II Status or Level III Status shall not have been satisfied and (b) the Debt to Total Capitalization Ratio is greater than 30% but less than or equal to 35%.

                  "Level V Status" exists at any date if, as of the last day of the most recently ended fiscal quarter of the Company (a) the requirements necessary to achieve Level I Status, Level II Status, Level III Status or Level IV Status shall not have been satisfied and (b) the Debt to Total Capitalization Ratio is greater than 35%.

         The Applicable Margin determined pursuant to this subsection (a) of this definition shall be adjusted five (5) Business Days after the delivery of the Compliance Certificate for any fiscal quarter pursuant to Section 6.02(a); provided, that if such certificate is not delivered by the fifth (5th) day after the required delivery date for such certificate, then until further adjusted pursuant hereto, the Applicable Margin shall be equal to .40% with respect to Offshore Rate Loans and .15% with respect to the facility fee and further provided that in no event shall the Applicable Margin be reduced at any time a Default or Event of Default has occurred and is continuing. Until adjusted as described above based on the Compliance Certificate for the fiscal quarter ending December 31, 1997 or adjusted as described in the following sentence, the Applicable Margin shall be based on Level I Status. The Applicable Margin shall also be adjusted on the Increased Borrowing Date based on the Debt to Total Capitalization Ratio as of such date (giving effect to the Stock Acquisition and related borrowings) using, for purposes of such computation, the Company's Shareholders' Equity as of September 30, 1997.

                  (b) at any time the Company's senior unsecured Indebtedness is explicitly or implicitly rated by a Rating Agency then the following Applicable Margins shall apply:

                     APPLICABLE MARGIN FOR INDICATED STATUS

                           LEVEL     LEVEL     LEVEL     LEVEL     LEVEL
                             I        II        III       IV         V
                           STATUS    STATUS    STATUS    STATUS    STATUS

         Offshore Rate     .165%      .20%     .225%     .30%       .50%
            Loans

         Facility Fee      .085%      .10%     .125%     .15%       .25%


         For purposes of this subsection (b) of this definition, the Company's status will be determined based on the following definitions:

                  "Level I Status" exists at any date if, as of such date, the senior unsecured Indebtedness of the Company is rated greater than A- by S&P or greater than A3 by Moody's.

                  "Level II Status" exists at any date if, as of such date, (a) the requirements necessary to achieve Level I Status shall not have been satisfied and (b) the senior unsecured Indebtedness of the Company is rated greater than or equal to BBB+ by S&P or greater than or equal to Baa1 by Moody's.

                  "Level III Status" exists at any date if, as of such date, (a) the requirements to achieve Level I Status or Level II Status shall not have been satisfied and (b) the senior unsecured Indebtedness of the Company is rated greater than or equal to BBB by S&P or greater than or equal to Baa2 by Moody's.

                  "Level IV Status" exists at any date if, as of such date, (a) the requirements to achieve Level I Status, Level II Status or Level III Status shall not have been satisfied and (b) the senior unsecured Indebtedness of the Company is rated greater than or equal to BBB- by S&P or greater than or equal to Baa3 by Moody's.

                  "Level V Status" exists at any date if, as of such date, the requirements necessary to achieve Level I Status, Level II Status, Level III Status or Level IV Status shall not have been satisfied.

         If the ratings established or deemed to have been established by the Rating Agencies for senior unsecured Indebtedness of the Company shall fall within different categories, then notwithstanding the foregoing, the Applicable Margin shall be based on the higher of the two ratings; provided, however, that in the event of a split by S&P and Moody's of more than one rating level, the Applicable Margin shall be based on the level one rating below the highest level of the two split levels; and if the ratings established or deemed to have been established by S&P and Moody's for the senior unsecured Indebtedness of the Company shall be changed (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency provided, that in no event shall the Applicable Margin be reduced at any time a Default or Event of Default has occurred and is continuing. If the rating system of S&P or Moody's shall change, or if either such Rating Agency shall cease to be in the business of rating corporate debt obligations, the parties shall in good faith negotiate appropriate modifications to this definition. Pending such modifications the Applicable Margin shall be determined in accordance with subsection (a) of this definition.

                  "Approved Investments" means investments (a) in direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the United States of America, (b) in obligations issued or guaranteed by any agency or instrumentality of the United States of America, (c) in certificates of deposit of, and time deposits in, any bank organized under the laws of the United States of America or any State thereof, or (d) in short term notes or other obligations rated P-1 by Moody's or A-1 by S&P (or in the event that neither such Rating Agency is no longer providing such service, any other similar nationally recognized rating service.)

                  "Arbitrage Lines" means Indebtedness of the Company or any Subsidiary having a maturity of 92 days or less representing borrowings from a bank or banks in which the Company or such Subsidiary has at least a like amount of funds on deposit, which borrowings are incurred in the ordinary course of business in amounts and for purposes consistent with past business practices and are secured only by Approved Investments purchased by the Company or such Subsidiary with the proceeds of such borrowings.

                  "Arranger" means BancAmerica Robertson Stephens, a Delaware corporation.

                  "Assignee" has the meaning specified in subsection 10.08(a).

                  "Assignment and Acceptance" has the meaning specified in subsection 10.08(a).

                  "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable non-duplicative allocated cost of internal legal services and all reasonable disbursements of internal counsel.

                  "Bank" has the meaning specified in the introductory clause hereto.

                  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.).

                  "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the Federal Funds Rate then in effect; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                  Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

                  "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                  "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks ratably according to their respective Pro Rata Shares under Article II, and, in the case of Offshore Rate Loans, having the same Interest Period.

                  "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

                  "Change of Control" means, other than in connection with the Stock Acquisition, (a) any acquisition by any Person, or two or more Persons acting in concert, including without limitation any acquisition effected by means of any transaction contemplated by Section 7.03, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of 20% or more of the outstanding shares of voting stock of the Company or (b) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of the Company on the first day of each such period or (ii) subsequently became directors of the Company and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Company, to constitute a majority of the board of directors of the Company.

                  "Code"   means  the  Internal   Revenue  Code  of  1986,   and
         regulations promulgated thereunder.

                  "Commitment",  as to each Bank,  has the meaning  specified in
         Section 2.01.

                  "Commonwealth"   means   Commonwealth   Land  Title  Insurance
         Company, a Pennsylvania corporation.

                  "Company" has the meaning specified in the introduction to this Agreement. It is anticipated that the Company will change its name to LandAmerica Financial Group, Inc. pursuant to the terms and conditions of the Stock Purchase Agreement.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit A hereto.

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
         (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract, but excluding, in each case, any obligation of any Insurance Subsidiary to pay any amount owing under any insurance policy or contract issued by such Person in the ordinary course of business. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "Conversion/Continuation  Date" means any date on which, under
         Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                  "Debt" means all Indebtedness for money borrowed and all Capitalized Lease Obligations, in each case of the Company and its Subsidiaries on a consolidated basis provided, however, that Indebtedness under Arbitrage Lines and Indebtedness permitted by
         Section 7.05 (h) shall not constitute "Debt".

                  "Debt to Total Capitalization Ratio" means, at any time, the ratio of (a) the consolidated Debt of the Company and its Subsidiaries at such time to (b) the sum of the consolidated Debt of the Company and its Subsidiaries at such time plus the Company's Shareholders' Equity at such time.

                  "Debt Service Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) the sum of (i) the aggregate Maximum Dividend Availability of the Insurance Subsidiaries as of such fiscal quarter end; plus (ii) cash dividends paid by any Subsidiary (other than an Insurance Subsidiary) to the Company during the four (4) fiscal quarters then ended; plus (iii) income before equity in undistributed income of Subsidiaries (without duplication of clauses (a)(i) and (a)(ii) of this definition) on an unconsolidated basis during the four
         (4) fiscal quarters then ended; plus (iv) (I) the Total Interest Expense for the four (4) fiscal quarters then ended multiplied by (II) the actual marginal federal income tax rate then applicable to the Company; plus (v) (I) the amount of goodwill for which the Company is allowed to take a federal income tax deduction and which is amortized during the four (4) fiscal quarters then ended (assuming that amounts amortized or to be amortized during any fiscal year are ratably divided in such fiscal quarters) multiplied by (II) the actual marginal federal income tax rate then applicable to the Company; to (b) Total Interest Expense for the four (4) fiscal quarters then ended.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Dollars", "dollars" and "$" each mean lawful money of the United States.

                  "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, provided that such bank is acting through a branch or agency located in the United States; and
         (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Section 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
         (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                  "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate."

                  "Event of Default" means any of the events or circumstances specified in Section 8.01.

                  "Execution Date" means November 7, 1997.

                  "Exchange Act" means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

                  "Extension Confirmation Date" has the meaning specified in subsection 2.14(b).

                  "Extension Confirmation Notice" has the meaning specified in subsection 2.14(b).

                  "Extension Request" has the meaning specified in subsection 2.14(a).

                  "FDIC" means the Federal Deposit  Insurance  Corporation,  and
         any  Governmental   Authority   succeeding  to  any  of  its  principal
         functions.

                  "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                  "Fee Letter" has the meaning specified in subsection 2.09(a).

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to
         Section 3.01.

                  "GAAP" means  generally  accepted  accounting  principles  set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the relevant date.

                  "Governmental  Authority" means any nation or government,  any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any board of insurance, insurance department or insurance commissioner.

                  "Guaranty   Obligation"  has  the  meaning  specified  in  the
         definition of "Contingent Obligation."

                  "Increased  Borrowing  Date"  means  the  date  of  the  first
         Borrowing  hereunder  as to which the  conditions  set forth in Section
         4.02 are satisfied.

                  "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capitalized Leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. "Indebtedness" shall not include amounts owing under insurance contracts issued by Insurance Subsidiaries in the ordinary course of business. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

                  "Indemnified Liabilities" has the meaning specified in Section 10.05.

                  "Indemnified  Person"  has the  meaning  specified  in Section
         10.05.

                  "Independent Auditor" has the meaning specified in subsection 6.01(a).

                  "Ineligible   Securities"   has  the  meaning   specified   in
         subsection 7.07(b).

                  "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, conservation, rehabilitation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in any case, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "Insurance Subsidiary" means any Subsidiary which has a License as an insurance underwriter to engage in the insurance business.

                  "Interest Payment Date" means, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

                  "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided, that:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no Interest Period for any Loan shall extend beyond the Termination Date.

                  "Investments" has the meaning specified in Section 7.04.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                  "Lawyers  Title   Insurance"  means  Lawyers  Title  Insurance
         Corporation, a Virginia corporation.

                  "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule
         10.02 hereto, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

                  "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

                  "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                  "Loan" means an extension of credit by a Bank to the Company under Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).

                  "Loan Documents" means this Agreement, any Notes, the Fee Letter and all other documents delivered to the Agent or any Bank in connection herewith.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

                  "Material Insurance Subsidiary" means a Material Subsidiary which is an Insurance Subsidiary.

                  "Material Subsidiary" means, at any time, (a) any Subsidiary which at such time either (i) has total assets aggregating in excess of 2.5% of the consolidated assets of the Company and its Subsidiaries or
         (ii) accounts for in excess of 5% of the consolidated Net Income of the Company and its Subsidiaries or (b) has been designated a Material Subsidiary by the Company pursuant to Section 6.13. All amounts to be determined for purposes of this definition shall be determined in accordance with GAAP.

                  "Maximum Dividend Availability" means, with respect to any Insurance Subsidiary as of the end of any fiscal quarter, an amount which does not exceed the greater (or, to the extent required by the following proviso, the lesser) of (a) 10% of such Insurance Subsidiary's surplus as regards policyholders (determined in accordance with SAP) as of the end of the most recently ended calendar year (including any calendar year ending on the date of determination) or
         (b) the net income determined in accordance with SAP (calculated as required by the insurance commissioner of the jurisdiction of domicile of such Insurance Subsidiary for the purpose of calculating maximum dividend availability in such jurisdiction) of such Insurance Subsidiary for the period of four (4) fiscal quarters then ended; provided, however, that if the laws of the jurisdiction of domicile of such Insurance Subsidiary determine non-extraordinary dividends on the basis of the lesser of amounts determined by reference to (i) surplus as regards policyholders and (ii) net income, then Maximum Dividend Availability for such Insurance Subsidiary shall be determined by reference to the lesser of the amounts set forth in (a) and (b) above.

                  "Moody's" means Moody's Investors Service, Inc., together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

                  "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                  "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

                  "Net Income" means, for any Person for any computation period, cumulative net income earned during such period as determined in accordance with GAAP.

                  "Note" has the meaning specified in Section 2.02.

                  "Notice of Borrowing" means a notice in substantially the form of Exhibit B hereto.

                  "Notice   of   Conversion/Continuation"   means  a  notice  in
         substantially the form of Exhibit C hereto.

                  "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                  "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

                  Offshore Rate =                    IBOR
                                     ------------------------------------
                                     1.00 - Eurodollar Reserve Percentage

         where,

                           "Eurodollar Reserve Percentage" means for any day for
                  any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                           "IBOR"   means  the  rate  of   interest   per  annum
                  determined by the Agent as the rate at which dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

                           The Offshore Rate shall be adjusted  automatically as
                  to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Offshore Rate Loan" means any Loan that bears interest based on the Offshore Rate.

                  "Organization Documents" means, for any corporation, its certificate or articles of incorporation, its bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement relating to the rights of the shareholders of such corporation.

                  "Originator" has the meaning specified in subsection 10.08(d).

                  "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "Participant"   has  the  meaning   specified  in   subsection
         10.08(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Liens" has the meaning specified in Section 7.01.

                  "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts; provided, that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view"; and (b) such Swap Contracts do not contain (i) any "walk-away" provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection 8.01(a)).

                  "Person"  means  an  individual,   partnership,   corporation,
         limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pro Rata Share" means, as to any Bank (a) at any time at which the Commitments remain outstanding, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks, and (b) after the termination of the Commitments, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount of such Bank's outstanding Loans divided by the aggregate principal amount of the outstanding Loans of all the Banks.

                  "Quarterly Statement" means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

                  "Rating Agency" means either S&P or Moody's or such other rating agency as may in the future be agreed to by the parties pursuant to the penultimate sentence of the definition of Applicable Margin.

                  "Relocation Subsidiaries" means Agronaut and Commonwealth Relocation Services, Inc., a Pennsylvania corporation.

                  "Reportable  Event"  means,  any of the  events  set  forth in
         Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Required Banks" means at any time Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 66-2/3% of the aggregate amount of the Commitments.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer, the president, the chief financial officer, the treasurer or assistant treasurer of the Company.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

                  "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Person for the preparation of annual statements and other financial reports by insurance companies of the same type as such Person, which are applicable to the circumstances as of the date of determination.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Shareholders'  Equity"  means  the  aggregate   shareholders'
         equity of the Company determined in accordance with GAAP.

                  "Statutory Surplus" means, with respect to any Insurance Subsidiary at any time, its statutory capital and surplus at such time as determined in accordance with SAP ("Liabilities, Surplus and Other Funds Statement," page 3, line 26 of the Annual Statement).

                  "Stock Acquisition" means the acquisition by the Company of Commonwealth and Transnation, pursuant to the terms and conditions of the Stock Purchase Agreement.

                  "Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of August 20, 1997 by and among the Company, Lawyers Title Insurance, Reliance Insurance Company, a Pennsylvania corporation and Reliance Group Holdings, Inc., a Delaware corporation.

                  "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof and where the context references a "Subsidiary" of the Company shall include Agronaut so long as Agronaut is permitted by applicable GAAP and SEC accounting procedures to be consolidated on the financial statements of the Company and so long as the Company owns or controls directly or indirectly 50% or more of the membership interests of Agronaut. Unless the context otherwise clearly requires, references hereof to a "Subsidiary" refer to a Subsidiary of the Company.

                  "Surety  Instruments"  means all letters of credit  (including
         standby  and  commercial),   banker's  acceptances,   bank  guaranties,
         shipside bonds, surety bonds and similar instruments.

                  "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

                  "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

                  "Termination Date" means November 7, 2002, as such date may be extended pursuant to Section 2.14.

                  "Total Interest Expense" means, for any period, an amount equal to the aggregate interest expense of the Company on an unconsolidated basis during such period, determined in accordance with GAAP.

                  "Transaction Documents" means the Loan Documents and the Acquisition Documents.

                  "Transnation" means Transnation Title Insurance Company, an Arizona corporation.

                  "Type" has the meaning specified in the definition of "Loan."

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "United States" and "U.S." each means the United States of America.

                  "Wholly-Owned Subsidiary" means any corporation or other entity in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case (or, in the case of Persons other than corporations, membership interests or other equity interests), at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.02 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                         (ii) The term "including" is not limiting and means "including without limitation."

                         (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

         1.03 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                  (c) References herein in particular columns, lines or sections of any Person's Annual Statement shall be deemed, where appropriate, to be references to the corresponding column, line or section of such Person's Quarterly Statement, or if no such corresponding column, line or section exists or if any report form changes, then to the corresponding item referenced thereby. In the event the columns, lines or sections of the Annual Statement referenced herein are changed or renumbered, all such references shall be deemed references to such column, line or section as so renumbered or changed.


                                   ARTICLE II

                                   THE CREDITS

         2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Execution Date to the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 hereto (such amount, as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 10.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under
Section 2.06 hereof and reborrow under this Section 2.01.

         2.02 Notes; Loan Accounts. (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

                  (b) The Company shall, upon the request of any Bank made through the Agent, issue to each Bank a note in the form of Exhibit D hereto (a "Note"). Each Bank may, instead of or in addition to maintaining a loan account, endorse on the schedules annexed to its Note the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank. Subsequent to the change of the Company's name to LandAmerica Financial Group, Inc., the Company will, upon the request of any Bank made through the Agent, reissue such Bank's Note reflecting such new name.

         2.03 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 11:00 a.m. Chicago time) (i) three (3) Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) one (1) Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                           (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $5,000,000 (provided, however, that prior to the Increased Borrowing Date such aggregate minimum amount shall be $3,000,000) or any multiple of $1,000,000 in excess thereof;

                           (B) the requested Borrowing Date, which shall be a Business Day;

                           (C)    the Type of Loans comprising the Borrowing;
                  and

                           (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

                  (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

                  (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. Chicago time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent as directed by the Company through written notification to the Agent.

                  (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than five (5) different Interest Periods in effect in respect of all Loans together then outstanding.

                  (e) The Company hereby authorizes the Banks and the Agent to accept Notices of Borrowing based on telephonic notices made by any person or persons the Agent believes to be a person or persons designated in writing by the Company as authorized to give Notices of Borrowing. The Company agrees to deliver promptly to the Agent a written confirmation of each telephonic notice, signed by a Responsible Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Banks, the records of the Agent and the Banks shall govern absent manifest error.

         2.04 Conversion and Continuation Elections for Borrowings. (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

                         (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $5,000,000 (or, prior to the Increased Borrowing Date, $3,000,000) or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

                         (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000 (or, prior to the Increased Borrowing Date, $3,000,000), or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000 (or, prior to the Increased Borrowing Date, $3,000,000) such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

                  (b)    The    Company    shall    deliver    a    Notice    of
Conversion/Continuation to be received by the Agent not later than 11:00 a.m. Chicago time) at least (i) three (3) Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one (1) Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                           (A)    the proposed Conversion/Continuation Date;

                           (B) the aggregate amount of Loans to be converted or continued;

                           (C) the Type of Loans resulting from the proposed conversion or continuation; and

                           (D) in the case of conversions into Offshore Rate Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                  (e) Unless the Required Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

                  (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than five (5) different Interest Periods in effect in respect of all Loans together then outstanding.

                  (g) The Company hereby authorizes the Banks and the Agent to accept Notices of Conversion/Continuation based on telephonic notices made by any person or persons the Agent believes to be a person or persons designated in writing by the Company as authorized to give Notices of Conversion/Continuation. The Company agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by a Responsible Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Banks, the records of the Agent and the Banks shall govern absent manifest error.

         2.05 Reduction of Commitments. (a) The Company may, upon not less than five (5) Business Days' prior written notice to the Agent permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. If any prepayment results pursuant to this Section 2.05, then the Company shall be subject to any funding loss pursuant to Section 3.04.

                  (b) The Commitments shall be automatically and permanently reduced by (i) an amount equal to 100% of the net cash proceeds of any Indebtedness incurred by the Company or its Subsidiaries other than Indebtedness permitted by Section 7.05(a) through (h), such reduction to be effective upon the receipt thereof by the Company or its Subsidiaries; and (ii) an amount equal to 75% of the net cash proceeds received by the Company or its Subsidiaries from any equity issuance (other than any equity issuance pursuant to the Stock Acquisition, including any related "green shoe" issuance), such reduction to be effective in either case upon the receipt of such net cash proceeds by the Company or its Subsidiaries. Upon any such reduction, the Company will prepay the Loans to the extent the outstanding Loans would otherwise exceed the reduced amount of the combined Commitments. Any such prepayment shall be subject to
Section 3.04. To the extent that any reduction of the Commitments pursuant to this Section would necessitate a prepayment of the Loans prior to the last day of the relevant Interest Period, then such net cash proceeds in an amount sufficient to make any prepayment which would have been immediately required but for this sentence shall be deposited into a blocked collateral account which is established pursuant to documentation reasonably satisfactory to the Agent and is subject to the exclusive control of the Agent and, upon the occurrence of such reduction of the Commitments amounts in such account shall be applied to any required prepayments of the Loans with any remaining balance being returned to the Company.

                  (c) Once reduced in accordance with this Section 2.05, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued facility fees to, but not including the effective date of any reduction of Commitments, shall be paid on the effective date of such reduction.

                  (d)    The Commitments   shall  also  be   automatically   and
permanently reduced to zero upon the occurrence of a Change in Control unless the Required Banks have otherwise waived in writing such reduction.

         2.06 Prepayments. (a) Mandatory Prepayments upon Change in Control. At least ten (10) Business Days prior to the consummation of any transaction which would cause a Change in Control, the Company shall notify (a "Change in Control Notice") the Agent and each Bank of such expected transaction, including within such Change in Control Notice the expected closing date of such transaction. The Company shall also (i) promptly notify the Agent of the occurrence of a Change in Control and (ii) unless such prepayment has been waived in writing by the Required Banks, contemporaneously with the occurrence of such Change in Control, the Company shall prepay the aggregate amount of all Loans and accrued interest and fees outstanding on such date.
Section 3.04 shall be applicable to any such prepayment.

                  (b) Optional Prepayments. Subject to Section 3.04, the Company may, at any time or from time to time, upon not less than three (3) Business Days' irrevocable notice to the Agent, in respect of Offshore Rate Loans, and one (1) Business Day's irrevocable written notice to the Agent, in respect of Base Rate Loans, ratably prepay Loans in whole or in part, in minimum amounts of $5,000,000 (or, prior to the Increased Borrowing Date, $3,000,000) or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

         2.07 Repayment. The Company shall repay to the Banks on the Termination Date the aggregate principal amount of Loans outstanding on such date.

         2.08 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate plus the Applicable Margin or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04).

                  (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Banks.

                  (c) Notwithstanding subsection (a) of this Section 2.08, during the pendency of any Event of Default, the Company agrees to pay interest on the Loans, after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 2.0%.

                  (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

         2.09 Fees. (a) Underwriting, Agency Fees. The Company shall pay an underwriting fee to BofA for BofA's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company, the Arranger and Agent dated August 15, 1997.

                  (b) Facility Fees. The Company shall pay to the Agent for the account of each Bank a facility fee on the amount of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, equal to the Applicable Margin times the average daily Commitments for that quarter as calculated by the Agent. Such facility fee shall accrue from the Execution Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on December 31, 1997 through the Termination Date, with the final payment to be made on the Termination Date; provided, that in connection with any reduction or termination of Commitments under Section 2.05, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The facility fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

         2.10 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent will, at the request of the Company or any Bank, deliver to the Company or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

         2.11 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 1:00 p.m. (Chicago time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 3:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

         2.12 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Execution Date or, with respect to any Borrowing after the Execution Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                  (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

         2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of
(i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Banks following any such purchases or repayments.

        2.14  Extensions of the Commitments.

                  (a) The Company may, by written notice (an "Extension Request") given to the Agent at least 60 days but not more than 75 days prior to each of the first anniversary ("First Anniversary") and second anniversary ("Second Anniversary") of the Execution Date, request that the then effective Termination Date be extended by one year.

                  (b) The Agent shall promptly advise each Bank of its receipt of any Extension Request. Each Bank may, in its sole discretion, consent to such requested extension by giving written notice thereof to the Agent by not later than the Business Day (the "Extension Confirmation Date") immediately preceding the date that is 31 days after the date of the Extension Request. Failure on the part of any Bank to respond to an Extension Request by the applicable Extension Confirmation Date shall be deemed to be a denial of such request by such Bank. If all the Banks shall consent in writing to the requested extension by such time, such extension shall become effective. Otherwise the then effective Termination Date shall remain in effect. Promptly following the opening of business on the first Business Day following the applicable Extension Confirmation Date but no later than the First Anniversary or Second Anniversary, as applicable, the Agent shall notify the Company in writing as to whether the Extension Request has been granted (such written notice being an "Extension Confirmation Notice") and, if granted, such extension shall be confirmed upon the issuance of such Extension Confirmation Notice. The Agent shall promptly thereafter provide a copy of such Extension Confirmation Notice to each Bank.

                  (c) Each Extension Confirmation Notice shall specify the date to which the Termination Date is to be extended, which shall be the date one year following the Termination Date then in effect.

                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 Taxes. (a) Any and all payments by the Company to any Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

                  (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                         (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                         (ii)  the  Company  shall  make  such   deductions  and
         withholdings;

                         (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                         (iv) the Company shall also pay to each Bank or the Agent, at the time interest is paid, Further Taxes in the amount that the respective Bank or the Agent certifies as necessary to preserve the after-tax yield the Bank or the Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                  (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes, Other Taxes, and Further Taxes in the amount that the respective Bank or the Agent certifies as necessary to preserve the after-tax yield the Bank or the Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor. Upon the written request of the Company, the applicable Bank or the Agent shall furnish the Company with evidence of the payment of such Taxes, Other Taxes or Further Taxes for which the applicable Bank or the Agent has been reimbursed by the Company.

                  (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

                  (e) If the Company is required to pay any amount to any Bank pursuant to subsection (b) or (c) of this Section 3.01, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change, in the sole judgment of such Bank, is not otherwise disadvantageous to such Bank.

         3.02 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                  (b) If a Bank determines that it is unlawful for such Bank to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

                  (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent, that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

                  (d)    Before  giving any notice to the Agent under this
Section 3.02, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

         3.03 Increased Costs and Reduction of Return. (a) If any Bank reasonably determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) after the date hereof in or in the interpretation of any law or regulation or
(ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) enacted or promulgated after the date hereof there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                  (b) If any Bank shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any
Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         3.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                  (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

                  (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                  (c) the failure of the Company to make any prepayment of any Loan in accordance with any notice delivered under Section 2.06;

                  (d) the prepayment (including pursuant to Sections 2.05 or 2.06) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                  (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section 3.04 and under subsection 3.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

         3.05 Inability to Determine Rates. If the Agent determines that adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.08(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

         3.06 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

         3.07 Survival.  The  agreements and  obligations of the Company in this
Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.01 Conditions to Effectiveness and Initial Advances of Loans up to an Aggregate Exposure of $30 Million. This Agreement shall not become effective until, and the obligation of each Bank to make its initial Loan hereunder, is subject to the prior or concurrent satisfaction of the conditions specified below and subject to prior or concurrent receipt of the applicable items set forth below by the Agent on or before the Execution Date, in form and substance satisfactory to the Agent in sufficient copies for each Bank:

                  (a) Credit Agreement and Notes. This Agreement executed by the parties hereto and the Notes executed by the Company;

                  (b)    Resolutions; Incumbency.

                         (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Execution Date by the Secretary or an Assistant Secretary of the Company; and

                         (ii)  A  certificate  of  the  Secretary  or  Assistant
         Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                  (c)    Organization  Documents;   Good  Standing.  Each of the
following documents:

                         (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Execution Date, certified as of the Execution Date by the Secretary or Assistant Secretary of the Company;

                         (ii) a current good standing certificate for the Company and, to the extent applicable, each Material Subsidiary, from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and the state of of its principal place of business, as of a recent date; and

                         (iii)  a  compliance   certificate  for  each  Material
         Insurance   Subsidiary   from  the   department  of  insurance  of  its
         jurisdiction of domicile.

                  (d) Legal Opinion. An opinion of Williams Mullen hristian & Dobbins, counsel to the Company and addressed to the Agent and the Banks, in form and substance acceptable to the Agent;

                  (e) Payment of Fees and Expenses. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Execution Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Execution Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.09 and 10.04;

                  (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Execution Date, stating that:

                         (i)    the  representations and warranties contained in
         Article V are true and correct on and as of such date, as though made on and as of such date, except to the extent that any such representation or warranty is expressly stated to relate to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date;

                         (ii) no Default or Event of Default exists or would result from the initial Borrowing, if any, being made on the Execution Date;

                         (iii) the Stock Purchase Agreement is in full force and effect and no term or condition thereof has been amended, modified or waived after the execution thereof without the prior written consent of the Agent;

                         (iv) no injunction or temporary restraining order which prohibits the making of the Loans, or other litigation and no event or circumstance has occurred since December 31, 1996 that has resulted or could reasonably be expected to result in a Material Adverse Effect is pending, or to such person's knowledge threatened; and

                         (v)    all of  the  conditions  precedent  set forth in
         Section 4.01 on the part of the Company have been satisfied in full as of the Execution Date.

                  (g) Approvals. Evidence of the receipt by the Company of all required approvals, if any, of the transactions contemplated hereby and by the other Loan Documents (but not the Acquisition Documents) from each applicable Governmental Authority;

                  (h) Termination of Prior Indebtedness. Evidence of the payment in full of all obligations under, and termination of, (A) Lawyers Title Insurance $20,000,000 working capital credit facility with certain lenders for which Crestar Bank is the agent, and (B) the Company's $15,000,000 credit facility with certain lenders for which Crestar Bank is the agent and the release of any Liens securing such facilities; and

                  (i) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

Notwithstanding the foregoing, from and after the satisfaction in full by the Company of the conditions precedent set forth in this Section 4.01, the Aggregate Exposure shall exceed $30,000,000 only if and to the extent that the Company is in compliance with Section 4.02.

         4.02 Conditions to Advances of Loans in Excess of $30 Million of Aggregate Exposure. The obligation of each Bank to make Loans hereunder in any amount which would cause the Aggregate Exposure to exceed $30,000,000 at any time is subject to the prior or concurrent satisfaction of the conditions specified below and subject to the prior or concurrent receipt of the applicable items set forth below by the Agent, in form and substance reasonably satisfactory to the Agent in sufficient copies for each Bank:

                  (a) Consummation of the Stock Acquisition. The Stock Acquisition has been or is being consummated substantially simultaneously herewith in accordance with the Stock Purchase Agreement and all applicable Requirements of Law and no material conditions to closing set forth therein have been waived;

                  (b) Certified Copies. Certified copies of the Acquisition Documents and certified copies of the Company resolutions authorizing the Stock Acquisition;

                  (c) Certificate. A certificate signed by a Responsible Officer, dated as of the date of the proposed borrowing stating that, after giving effect to the Stock Acquisition:

                         (i) no Default or Event of Default exists or would result from the Borrowing;

                         (ii) the Acquisition Documents are in full force and effect and no term or condition thereof has been amended, modified or waived after the execution thereof without the prior written consent of the Agent;

                         (iii) no injunction or temporary restraining order which prohibits the making of the Loans, or other litigation and no event or circumstance has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect is pending, or to such person's knowledge threatened; and

                         (iv) the Debt to Total Capitalization Ratio (using, for purposes of such computation, the Company's Shareholders' Equity as of September 30, 1997) is as specified in such certificate.

                  (d) Approvals and Consents. All requisite or necessary Governmental Authorities and third parties shall have approved or consented to the Stock Acquisition to the extent required, all such approvals and consents shall remain in effect and there shall be no governmental or judicial action, actual or threatened, that has a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Stock Acquisition;

                  (e) Legal Opinions. An opinion of Williams Mullen Christian & Dobbins, counsel to the Company and addressed to the Agent and the Banks, in form and substance acceptable to the Agent together with confirmation from counsel to each party to the Stock Purchase Agreement that the Agent and the Banks may rely upon its opinion delivered pursuant to the Stock Purchase Agreement;

                  (f) Evidence of Payment. Evidence of payment in full of all obligations under, and termination of, Commonwealth's $10,000,000 revolving credit facility with certain lenders for which PNC Bank is the agent and the release of any Liens securing such facility; and

                  (g) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

         4.03 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date:

                  (a) Notice of Borrowing. The Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing;

                  (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                  (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing.

Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, that the conditions in this Section
4.03 are satisfied.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Agent and each Bank that, both before and after giving effect to the consummation of the transactions contemplated by the Transaction Documents:

         5.01 Corporate Existence and Power. The Company and each of its Material Subsidiaries:

                  (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                  (c) is duly qualified as a foreign insurer or corporation, as applicable, and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                  (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

                  (a) contravene the terms of any of the Company's Organization Documents;

                  (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Company or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                  (c)    violate any Requirement of Law.

         5.03  Governmental  Authorization.  No  approval,  consent,  exemption,
authorization,   or  other  action  by,  or  notice  to,  or  filing  with,  any
Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of this Agreement or any other Transaction Document, except for the approvals set forth on Schedule 5.03 hereto, which have been obtained and are in full force and effect or which, to the extent applicable to the Stock Acquisition, shall have been obtained and will be in full force and effect prior to the Increased Borrowing Date.

         5.04 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.05 Litigation. Except as set forth in Schedule 5.05 hereto, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties:

                  (a) which purport to affect or pertain to this Agreement or any other Transaction Document, or any of the transactions contemplated hereby or thereby; or

                  (b) as to which there exists a substantial likelihood of an adverse determination, which determination would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental
Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document, or directing that the transactions provided for hereof or therein not be consummated as hereof or therein provided.

         5.06 No Default. After giving effect to the satisfaction of the conditions set forth in Sections 4.01(h) and 4.02(f), no Default or Event of Default exists or would result from the incurring of any Obligations by the Company. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Execution Date, create an Event of Default under subsection 8.01(e).

         5.07  ERISA Compliance.

                  (a) Except as set forth in Schedule 5.07(a) hereto, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability, except as set forth in Schedule 5.07(c)(ii) attached hereto; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
6.12 and Section 7.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         5.09 Title to Properties. The Company and each Subsidiary have good record title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         5.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings as set forth in Schedule 5.10 hereto and for which adequate reserves have been provided in accordance with SAP or GAAP, as applicable. The Company is aware of no proposed tax assessment against the Company or any Subsidiary that could, if made, reasonably be expected to have a Material Adverse Effect.

         5.11 Financial Condition. (a) Each of (i) the audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1996 and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year ended on that date and (ii) the unaudited consolidated financial statements of the Company and its Subsidiaries dated June 30, 1997 and the related consolidated statements of income, shareholders' equity and cash flows for the period ended on that date:

                         (i)    were prepared in accordance with GAAP
         consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject, in the case of such unaudited financial statements, to ordinary, good faith year end audit adjustments;

                         (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                         (iii)  except as specifically disclosed in Schedule
         5.11 hereto, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                  (b) Since December 31, 1996, there has been no Material Adverse Effect.

         5.12 Environmental Matters. Except as set forth in Schedule 5.12 hereto, the Company has reasonably concluded that Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         5.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         5.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         5.16 Subsidiaries. As of the Execution Date and after giving effect to the Stock Acquisition, the Company has no Subsidiaries other than those specifically disclosed in Schedule 5.16 hereto.

         5.17 Insurance. Except as specifically disclosed in Schedule 5.17 hereto, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company (excluding affiliates of Reliance Group Holdings, Inc. a Delaware corporation), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

         5.18 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

         5.19 Acquisition Documents. The Company has delivered to the Agent true, complete and correct copies of the Acquisition Documents (including all schedules, exhibits, annexes, amendments, supplements, modifications and all other documents delivered pursuant thereto or in connection therewith). The Acquisition Documents as originally executed and delivered by the parties thereto have not been amended, waived, supplemented or modified without the consent of the Required Banks and the Agent. The representations and warranties of the Company set forth therein are true and correct in all material respects as of the date thereof. On the date of this Agreement, neither the Company nor any other party under the Acquisition Documents is in default in the performance of or compliance with any provisions under the Acquisition Documents. The Stock Acquisition is being consummated contemporaneously with the Borrowing on the Increased Borrowing Date in accordance with applicable laws and regulations.

         5.20 Insurance Licenses. Schedule 5.20 hereto lists the jurisdiction of domicile of each Insurance Subsidiary and, with respect to each Material Insurance Subsidiary, all of the jurisdictions in which such Material Insurance Subsidiary holds a License and is authorized to transact insurance business as of the date of this Agreement. No License, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To the Company's knowledge, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority. To the Company's knowledge, no Insurance Subsidiary has received written notice from any Governmental Authority that it is deemed to be "commercially domiciled" for insurance regulatory purposes in any jurisdiction other than that indicated on Schedule
5.20 hereto. Schedule 5.20 hereto also indicates the line or lines of insurance in which each such Insurance Subsidiary is engaged and the state or states in which such Insurance Subsidiary is licensed to engage in any line of insurance, in each case as of the date of this Agreement.

         5.21 Reinsurance. The Insurance Subsidiaries, in the ordinary course of business, cede to other title insurance underwriters (and assume from other title insurance underwriters) reinsurance on specific title risks pursuant to one or more standard (American Land Title Association (ALTA)) facultative reinsurance agreements (each a "Facultative Reinsurance Agreement"). The Company does not have knowledge as of the date hereof that any amount recoverable by any Insurance Subsidiary pursuant to any Facultative Reinsurance Agreement is not fully collectible in due course. To the knowledge of the Company, no Insurance Subsidiary is in default in any material respect as to any Facultative Reinsurance Agreement. Except as described in Schedule 5.21 hereto, there are no claims in excess of $500,000 under any Facultative Reinsurance Agreement which are disputed by the Insurance Subsidiary or the other party to the Facultative Reinsurance Agreement.

         5.22 Reserves. Except as set forth on Schedule 5.22 hereto, each reserve and other material liability amount in respect of the insurance business, including, without limitation, material reserve and other material liability amounts in respect of insurance policies of each Insurance Subsidiary, established or reflected in the Annual Statement for the year ended December 31, 1996 of such Insurance Subsidiary, was determined in accordance with usual and customary industry practice, was fairly stated in accordance with usual and customary industry practice and was in compliance with the requirements of the insurance laws, rules and regulations of its state of domicile as of the date thereof. Each Insurance Subsidiary owns assets that qualify as admitted assets under applicable law in an amount at least equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by the insurance laws, rules and regulations of its state of domicile.

         5.23 Full Disclosure. None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, schedule, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Execution Date) taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing:

         6.01 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Required Banks, with sufficient copies for each Bank:

                  (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young,

L.L.P. or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

                  (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;

                  (c) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of an unaudited parent only balance sheet of the Company as at the end of such year and the related statement of income, shareholders' equity and cash flows for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 6.01(a);

                  (d) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited parent only balance sheet of the Company and the related statements of income, shareholders' equity and cash flows for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 6.01(b);

                  (e) Upon the earlier of (A) 15 days after the regulatory filing date or (B) 75 days after the close of each fiscal year of each Material Insurance Subsidiary, copies of the Annual Statements of each of the Material Insurance Subsidiaries audited and certified by independent certified public accountants of recognized national standing; and

                  (f) Upon the earlier of (i) 10 days after the regulatory filing date or (ii) 60 days after the close of each of the first three (3) fiscal quarters of each fiscal year of each Insurance Subsidiary, copies of the Quarterly Statement of each of the Material Insurance Subsidiaries, certified by the chief financial officer or other appropriate officer of such Material Insurance Subsidiary having substantially the same authority and responsibility as the chief financial officer all such statements to be prepared in accordance with SAP consistently applied through the period reflected hereof.

         6.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

                  (a) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                  (b) promptly, copies of all financial statements and reports that the Company sends to its shareholders, copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC and copies of all filings or reports (other than routine, non-material filings and reports) that the Company or any of its Material Subsidiaries files with the NAIC or any insurance commissioner or department or analogous Governmental Authority;

                  (c) promptly and in any event within 10 days after (i) learning thereof, notification of any changes in the rating given by any nationally recognized rating agency in respect of any Material Insurance Subsidiary and (ii) receipt thereof, copies of ratings analysis by any such
nationally   recognized  rating  agency  relating  to  any  Material   Insurance
Subsidiary;

                  (d) copies of any actuarial certificates prepared with respect to any Material Insurance Subsidiary, promptly after the receipt thereof;

                  (e) promptly and in any event within two (2) days after learning thereof, notification of any changes after the date hereof in the rating given by S&P or Moody's, implicitly or explicitly, in respect of the Company's senior unsecured Indebtedness;

                  (f) promptly after the filing of the same with any state insurance regulatory authority, a copy of any Management Analysis and Discussion filed by any Material Insurance Subsidiary with any such state insurance regulatory authority; and

                  (g) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.

         6.03  Notices. The Company shall promptly notify the Agent and each
Bank:

                  (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                  (b)    of any matter that has resulted or could  reasonably be
expected to result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding  or  suspension  between  the  Company  or  any  Subsidiary  and  any
Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

                  (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                         (i)   an ERISA Event;

                         (ii) a $5,000,000 or greater increase in the Unfunded Pension Liability of any Pension Plan;

                         (iii) the   adoption  of,  or  the   commencement   of
         contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                         (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a $5,000,000 or greater increase in contributions or Unfunded Pension Liability.

                  (d)    of any material change in accounting policies or
financial   reporting   practices   by  the  Company  or  any  of  its  Material
Subsidiaries;

                  (e) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect;

                  (f) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or

                  (g) any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which has had, or which could reasonably be expected to have, a Material Adverse Effect.

                  Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

         6.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary (but in the case of Sections 6.04(a), (b) and (c), each Material Subsidiary) to:

                  (a)    preserve  and  maintain  in full  force  and effect its
corporate   existence  and  good  standing  under  the  laws  of  its  state  or jurisdiction of incorporation;

                  (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.03 and sales of assets permitted by Section 7.02;

                  (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill;

                  (d)    preserve  or renew  all  of  its   registered  patents,
trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and

                  (e) carry on and conduct its business only in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and provide such additional products and services related to the transfer or servicing of real estate as the Company deems appropriate in the exercise of its business judgment.

No Insurance Subsidiary shall change its state of domicile without the prior written consent of the Required Banks, which consent shall not be unreasonably withheld.

         6.05 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except as permitted by Section 7.02.

         6.06 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         6.07 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                  (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP or SAP, as applicable, are being maintained by the Company or such Subsidiary;

                  (b) all lawful claims which, if unpaid, would by law become a Lien upon its property and which would constitute an Event of Default; and

                  (c) all Indebtedness individually exceeding $15,000,000, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         6.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         6.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP or SAP, as applicable, consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

         6.11  Environmental  Laws.  The  Company  shall,  and shall  cause each
Subsidiary   to,  keep  and  maintain  its  property  in  compliance   with  all
Environmental Laws.

         6.12 Use of Proceeds. The Company shall use the proceeds of the Loans to finance in part the Stock Acquisition and for other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

         6.13 Designation of Material Subsidiaries. The Company shall from time to time designate as a "Material Subsidiary" one or more Subsidiaries which do not meet part (a) of the definition of Material Subsidiary to assure that at all times the total assets of all non-Material Subsidiaries is less than 10% of the consolidated assets of the Company and its Subsidiaries and that non-Material Subsidiaries do not in the aggregate account for more than 10% of the consolidated after-tax income of the Company and its Subsidiaries. Such designation shall be made in a writing delivered to the Agent.

                                   ARTICLE VII

                        NEGATIVE AND FINANCIAL COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing:

         7.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                  (a) any Lien existing on property of the Company or any Subsidiary on the Execution Date and set forth in Schedule 7.01 hereto securing Indebtedness outstanding on such date;

                  (b)    any Lien created under any Loan Document;

                  (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07; provided, that no notice of lien has been filed or recorded under the Code;

                  (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                  (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (f) Liens on the property of the Company or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate could not (even if enforced) reasonably be expected to cause a Material Adverse Effect;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                  (h) Liens on assets of corporations which become Subsidiaries after the date of this Agreement; provided, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof;

                  (i) Liens securing obligations in respect of Capital Leases on assets subject to such leases; provided, that such Capital Leases are otherwise permitted hereunder;

                  (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

                  (k) Liens consisting of deposits made by any Insurance Subsidiary with the insurance regulatory authority in its jurisdiction of domicile or other statutory Liens or Liens or claims imposed or required by applicable insurance law or regulation against the assets of any Insurance Subsidiary, in each case in favor of all policyholders of such Insurance Subsidiary and in the ordinary course of such Insurance Subsidiary's business;

                  (l) Liens upon Approved Investments of the Company or any Subsidiary which are pledged as collateral for Arbitrage Lines of the Company or such Subsidiary, as applicable;

                  (m) Liens securing other Obligations of the Company and its Subsidiaries not to exceed $10,000,000 in the aggregate at any one time outstanding; and

                  (n) Liens upon real estate owned by a Relocation Subsidiary and secured by Indebtedness permitted by Section 7.05(h).

         7.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                  (a) dispositions of used, worn-out or surplus equipment in the ordinary course of business;

                  (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                  (c)    dispositions of Investments by any Insurance
Subsidiary;

                  (d) dispositions (including by way of bulk reinsurance) not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition and (ii) the aggregate value of all assets sold pursuant to this subsection 7.02(d) by the Company and its Material Subsidiaries, together, shall not exceed $10,000,000 in any fiscal year;

                  (e)    dispositions of assets as set forth in Schedule
7.02(e);

                  (f) ordinary course dispositions of real estate and related properties by Relocation Subsidiaries in the relocation business;

                  (g) dispositions of real property received by an Insurance Subsidiary as part of a settlement or claims resolution under a policy of insurance issued by such Insurance Subsidiary;

                  (h) dispositions of tangible property as part of a like kind exchange under Section 1031 of the Code entered into in the ordinary course of business;

                  (i) assets disposed of within twelve (12) months after the date hereof in connection with the consolidation of the businesses of the Company, Commonwealth and Transnation; and

                  (j) dispositions of tangible property transferred pursuant to sale-leaseback transactions; provided, that the fair market value of such property transferred in any calendar year shall not exceed $10,000,000.

         7.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Material Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                  (a) any Material Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries; provided, that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

                  (b) any Material Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary.

         7.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

                  (a) Investments held by the Company or Subsidiary in the form of cash equivalents or short term marketable securities;

                  (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (c) extensions of credit by the Company to any of its Subsidiaries or by any of its Subsidiaries to another of its Subsidiaries;

                  (d) Investments incurred in order to consummate Acquisitions of Persons in the title insurance business or related lines of business; provided that (i) no Default or Event of Default results therefrom;
(ii) such Acquisitions are undertaken in accordance with all applicable Requirements of Law; and (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained;

                  (e)    Investments constituting Permitted Swap  Obligations or
payments  or  advances   under  Swap   Contracts   relating  to  Permitted  Swap
Obligations; and

                  (f)    Other Investments by Insurance  Subsidiaries  permitted
by  the  applicable  laws,   rules  or  regulations   governing  such  Insurance
Subsidiaries.

         7.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (a)    Indebtedness incurred pursuant to this Agreement;

                  (b)    Indebtedness  consisting  of   Contingent   Obligations
permitted pursuant to Section 7.08;

                  (c)    Indebtedness described on Schedule 7.05;

                  (d) Indebtedness incurred in connection with leases permitted pursuant to Section 7.10;

                  (e)    Indebtedness incurred in connection with Arbitrage
Lines;

                  (f) Indebtedness consisting of Contingent Obligations consisting of guarantees of Indebtedness of insurance agents of an Insurance Subsidiary in an aggregate guaranteed principal amount outstanding at any time not in excess of $7,500,000;

                  (g)    Other Indebtedness  incurred  by  the  Company  with an
aggregate   principal  amount  not  to  exceed   $20,000,000  at  any  one  time
outstanding;

                  (h) Indebtedness of the Relocation Subsidiaries in an aggregate principal amount outstanding at any time not in excess of $25,000,000 incurred to acquire real estate in the ordinary course of the relocation service business of the Relocation Subsidiaries, the maturity of which Indebtedness shall not exceed one (1) year from the original date of such Indebtedness and which Indebtedness is secured solely by such real estate and is otherwise non-recourse to the Company and its Subsidiaries; and

                  (i) Other Indebtedness incurred by the Company with an aggregate principal amount not to exceed $125,000,000; provided that the amount of the net cash proceeds of such Indebtedness shall reduce the amount of the Commitments and shall be used to prepay the Loans, pursuant to Section 2.05 and such Indebtedness (i) shall mature no earlier than eight (8) years from the Execution Date; and (ii) shall not have any scheduled principal payments or provide for any mandatory prepayments prior to the date eight years after the Execution Date.

         7.06 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

         7.07 Use of Proceeds. (a) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

                  (b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds (i) to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. ss. 24, Seventh), as amended.

         7.08 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                  (a) endorsements for collection or deposit in the ordinary course of business;

                  (b)    Permitted Swap Obligations;

                  (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Execution Date and listed in Schedule 7.08 hereto; and

                  (d) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business.

         7.09 Joint Ventures. The Company shall not permit any Insurance Subsidiary to enter into any Joint Venture other than in the ordinary course of business.

         7.10 Lease Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

                  (a) leases of the Company and of Subsidiaries in existence on the Execution Date and any renewal or extension thereof;

                  (b) operating leases entered into by the Company or any Subsidiary after the Execution Date in the ordinary course of business;

                  (c) leases entered into by the Company or any Subsidiary after the Execution Date pursuant to sale-leaseback transactions;

                  (d)    Capital Leases other than those permitted under clauses
(a) and (c) of this Section, entered into by the Company or any Subsidiary after the Execution Date in the ordinary course of business to finance the acquisition of equipment.

         7.11 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company and any Wholly-Owned Subsidiary may:

                  (a) declare and make dividend payments or other distributions payable solely in its common stock;

                  (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

                  (c) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash in an aggregate amount for all such dividends, purchases, redemptions and acquisitions not in excess of 25% of Net Income of the Company arising after December 31, 1996 and computed on a cumulative consolidated basis; provided, that immediately after giving effect to such proposed action, no Default or Event of Default would exist.

         7.12 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $5,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         7.13 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date of this Agreement except lines of business which provide such additional products and services related to the transfer or servicing of real estate as the Company deems appropriate in the exercise of its business judgment.

         7.14 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by SAP or GAAP, as applicable, or change the fiscal year of the Company or of any Subsidiary.

         7.15 Minimum Statutory Surplus. The Company shall cause each of Lawyers Title Insurance and Commonwealth to maintain at all times (but with respect to Commonwealth, only from and after the consummation of the Stock Acquisition) a Statutory Surplus at least equal to $120,453,372.80 in the case of Lawyers Title Insurance and $108,351,769.60 in the case of Commonwealth.

         7.16 Debt to Total Capitalization Ratio. The Company shall maintain as of the end of each fiscal quarter during the indicated fiscal year a ratio of Debt to Total Capitalization not exceeding:

                Fiscal Year Ending                         Ratio

                December 31, 1998                            40%
                December 31, 1999                            37.5%
                December 31, 2000                            35%
                December 31, 2001                            32%
                       thereafter                            30%



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

         7.17 Debt Service Coverage Ratio. The Company shall maintain as of the end of each fiscal quarter a Debt Service Coverage Ratio greater than or equal to 2.25 to 1.0.

         7.18 Prepayments. The Company will not, and will not permit any Subsidiary to directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness described in Section 7.05(i).

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         8.01 Event of Default. Any of the following shall constitute an "Event of Default":

                  (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid hereunder, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                  (b) Representation or Warranty. Any representation or warranty by the Company made or deemed made herein or in any other Loan Document, or contained in any certificate, document or financial or other statement by the Company, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.09 or 6.12 or in Article VII; or

                  (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

                  (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit



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

arrangement) of more than $15,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $15,000,000; or

                  (f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                  (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or (iv) any Insurance Subsidiary shall become subject to any conservation, rehabilitation or liquidation order, directive or mandate issued by any Governmental Authority; or



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

                  (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or any ERISA Affiliate under Title IV of ERISA to the Pension Plan or Multiemployer Plan or to the PBGC in an aggregate amount in excess of $15,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $15,000,000; or
(iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $15,000,000; or

                  (i) Monetary Judgments. One or more non-interlocutory judgments, non- interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary by any Governmental Authority involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $15,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

                  (j) Non-Monetary Judgments. Any non-monetary judgment, order, directive, mandate or decree is entered against the Company or any Subsidiary by any Governmental Authority which does or could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (k) Loss of Licenses. Any Governmental Authority revokes, fails to renew or suspends any material license, permit or franchise of the Company or any Subsidiary, or the Company or any Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

                  (l) Adverse Order. Any Insurance Subsidiary shall be the subject of a final non-appealable order imposing a fine in an amount in excess of $2,000,000 in any single instance or other such orders imposing fines in excess of $10,000,000 in the aggregate after the date of this Agreement by or at the request of any state insurance regulatory agency as a result of the violation by such Insurance Subsidiary of such state's applicable insurance laws or the regulations promulgated in connection therewith.

         8.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Required Banks,

                  (a) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                  (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

         8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX

                                    THE AGENT

         9.01 Appointment and Authorization; "Agent". Each Bank hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth hereof, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         9.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.03 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         9.04 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent.

         The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                  (b) For purposes of determining compliance with the conditions specified in Sections 4.01 or 4.02 each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         9.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks and the Company of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         9.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly hereof required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or credit worthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         9.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket  expenses  (including  Attorney  Costs)  incurred  by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to hereof, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         9.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

         9.09 Successor Agent. The Agent may, and at the request of the Required Banks, so long as no Event of Default has occurred and is continuing, shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall, so long as no Event of Default has occurred and is continuing, be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.



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

        9.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                         (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                         (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                         (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                  (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         9.11 Co-Agents. None of the Banks identified on the facing page or signature pages of this Agreement as a "documentation agent" or "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "documentation agent" or "co-agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Agent at the written request of the Required Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

                  (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

                  (b) except as provided in Section 2.06(a), postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or except with respect to a demand of increment interest payable pursuant to Section 2.08(c) the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

                  (e) amend this Section 10.01, Section 2.11 or Section 2.14, or any provision hereof providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         10.02 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 10.02 hereto, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.02 hereto; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent. Notices to the Company shall be delivered to:

                             Lawyers Title Corporation
                             6630 West Broad Street
                             Richmond, Virginia 23230
                             Attention:  G. William Evans
                                         Chief Financial Officer and Treasurer
                             Telephone:  804-281-6752
                             Telecopier: 804-287-8109

                             With a copy to:

                             Williams Mullen Christian & Dobbins
                             Two James Center
                             1021 East Cary Street
                             16th Floor
                             Richmond, Virginia 23219
                             Attention:  Theodore L. Chandler, Jr.
                             Telephone:  804-783-6420
                             Telecopier: 804-783-6507

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery, except that notices pursuant to Article II or IX to the Agent shall not be effective until actually received by the Agent.

                  (c) Any agreement of the Agent and the Banks to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms reasonably understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

         10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         10.04  Costs and Expenses. The Company shall:

                  (a)    whether or not the transactions contemplated hereby are
consummated, pay or reimburse BofA (including in its capacity as Agent) and the Arranger within five Business Days after demand (subject to subsection 4.01(e)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent) and the Arranger in connection with the development, preparation, delivery, administration, syndication and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) and the Arranger with respect thereto; and

                  (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 4.01(e)) for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         10.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to hereof, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         10.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

         10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

         10.08 Assignments, Participations, etc. (a) Any Bank may, with the written consent of the Agent and at all times other than during the existence of an Event of Default of the Company, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000 or, if the Commitment for such Bank is less than $10,000,000, then the entire amount of the Commitment and the other rights and obligations of such Bank hereunder; provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E hereto ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

                  (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                  (c) Within five (5) Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 10.08(a)), the

Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                  (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "Originator") hereunder and under the other Loan Documents; provided, however, that (i) the Originator's obligations under this Agreement shall remain unchanged, (ii) the Originator shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the Originator in connection with the Originator's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in clause (a) (but only in respect of any increase in the Originator's Commitment), (b) or (c) of the first proviso to Section 10.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 10.05 as though it were also a Bank hereunder; provided, that the Participant shall not receive any amount thereunder in excess of what would have been payable to the participating Bank. If amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                  (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         10.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any
Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent or any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

         10.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.11 Automatic Debits of Fees. With respect to any fee or any other cost or expense (including Attorney Costs) due and payable to the Agent, BofA or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         10.12 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         10.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         10.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         10.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         10.16 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PROVISIONS THEREOF); PROVIDED, THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING

OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

         10.17 WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         10.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.

                                    LAWYERS TITLE CORPORATION

                                    By:___________________________
                                    Title:________________________


                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION,
                                    as Agent

                                    By:___________________________
                                    Title:________________________


                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as a Bank

                                    By:___________________________
                                    Title:________________________


                                    CRESTAR BANK,
                                    as Documentation Agent and a Bank

                                    By:___________________________
                                    Title:________________________


                                    BARNETT BANK, N.A., as Co-Agent and a Bank

                                    By:___________________________
                                    Title:________________________

                                    FIRST NATIONAL BANK OF MARYLAND, as
                                    Co-Agent and a Bank

                                    By:___________________________
                                    Title:________________________


                                    FLEET NATIONAL BANK, as Co-Agent and a Bank
                                    By:___________________________
                                    Title:________________________


                                    SUN TRUST BANK, CENTRAL, FLORIDA,
                                    NATIONAL ASSOCIATION, as Co-Agent and a Bank

                                    By:___________________________
                                    Title:________________________


                                    UNION BANK OF CALIFORNIA, N.A., as Co-Agent and a Bank

                                    By:___________________________
                                    Title:________________________


                                    COMERICA BANK, as a Bank

                                    By:___________________________
                                    Title:________________________


                                    FIRST UNION NATIONAL BANK, as a Bank

                                    By:___________________________
                                    Title:________________________


                                    MELLON BANK, N.A., as a Bank

                                    By:___________________________
                                    Title:________________________

                                    NATIONSBANK OF TEXAS, N.A., as a Bank

                                    By:___________________________
                                    Title:________________________


                                    PNC BANK, NATIONAL ASSOCIATION, as a Bank

                                    By:___________________________
                                    Title:________________________

                                  SCHEDULE 2.01


                                   COMMITMENTS
                               AND PRO RATA SHARES


                                                                        Pro Rata
         Bank                                  Commitment               Share

Bank of America National
Trust and Savings
Association                                    $ 30,000,000             12.632%

Crestar Bank                                   $ 30,000,000             12.632%

Barnett Bank, N.A.                             $ 20,000,000              8.421%

First National Bank of Maryland                $ 20,000,000              8.421%

Fleet National Bank                            $ 20,000,000              8.421%

SunTrust Bank                                  $ 20,000,000              8.421%

Union Bank of California, N.A.                 $ 20,000,000              8.421%

Comerica Bank                                  $ 15,500,000              6.526%

First Union National Bank                      $ 15,500,000              6.526%

Mellon Bank, N.A.                              $ 15,500,000              6.526%

NationsBank of Texas, N.A.                     $ 15,500,000              6.526%

PNC Bank, National Association                 $ 15,500,000              6.526%


        TOTAL                                  $237,500,000              100%

                                  SCHEDULE 5.03

                           Governmental Authorization

Items pertaining to the transactions contemplated by the Loan Documents:

None.

Items  pertaining  to  the  transactions  contemplated  by  the  Stock  Purchase
Agreement:

1. Form A Filings. Applications for Approval of Acquisition of Control of or Merger with a Domestic Insurer (Form A) have been filed in and approvals must be obtained from the following states: Alabama, Arizona, California, Florida, Maryland, New Jersey, New York, Ohio, Oregon, Pennsylvania, Texas, Tennessee and Virginia.

2. Form E Filings. Pre-Acquisition Notification Forms Regarding the Potential Competitive Impact of a Proposed Merger or Acquisition by a Non-Domiciliary Insurer Doing Business in this State or by a Domestic Insurer (Form E) have been filed in and approvals must be obtained from the following states: Arkansas, Colorado, Delaware, District of Columbia, Georgia, Idaho, Illinois, Indiana, Kentucky, Minnesota, Missouri, New Hampshire, North Dakota, South Carolina, South Dakota, Virginia and Washington.

3. FTC Order. Lawyers Title Insurance is a party respondent to that certain Modified Order to Cease and Desist, entered April 22, 1994, by the United States Federal Trade Commission ("FTC") at Docket No. 9190 (the "FTC Order"). Section IV of the FTC Order requires Lawyers Title Insurance, and each other party respondent thereto, to notify the FTC at least thirty days prior to any proposed change in the corporate respondent such as ..."assignment or sale resulting in the emergence of a successor corporation, the creation or dissolution of subsidiaries, or any other change in the corporation which may affect compliance obligations" arising out of the FTC Order. The terms of the FTC Order will be complied with.

4.       Hart-Scott-Rodino   Act.  The  requirements  of  the  Hart-Scott-Rodino
         Antitrust Improvements Act of 1976, as amended, must be satisfied.

                                  SCHEDULE 5.05

                                   Litigation

                                      None.

                          SCHEDULES 5.07(a) and 5.07(c)

                                ERISA Compliance

Schedule 5.07(a):

Nothing to disclose.

Schedule 5.07(c):

1. Commonwealth maintains the Commonwealth Land Title Insurance Company Pension Plan. The Company has reviewed the actuarial report for the January 1, 1997-December 31, 1997 plan year of Commonwealth, prepared as of January 1, 1997 by Aon Consulting. The 1997 Actuarial Report
         shows that, while investment performance through 1996 has eliminated the actuarial underfunding of the Plan (with the 1997 report showing an actuarial funding surplus of approximately $1.3 million as of January 1, 1997), the unfunded current liability of the Plan as of 1/1/97 remains at approximately $10.992 million, with a current total liability projected for December 31, 1997 of $61.976 million, but a projected value of assets of only $50.984 million. As such, the funding level of the plan on a current (termination) basis is approximately 85%. Accordingly, the 1997 actuarial report provides that the minimum required contribution for the 1997 plan year is approximately $2.749 million (and the maximum deductible contribution for 1997 is approximately $10.991 million).

2. Commonwealth/Transnation have entered into termination letter agreements with former employees pursuant to which these employees are entitled to monetary payments from Commonwealth/Transnation. Commonwealth and Transnation do not consider these agreements to constitute "Company Plans" as defined in the Stock Purchase Agreement. Consequently, no governmental filings have been made with respect to such letter agreements.

With respect to item 2 above, the Stock Purchase Agreement provides that Reliance Insurance Company shall indemnify the Company for any liability that may arise with respect to such item.

                                  SCHEDULE 5.10

                                      Taxes

Disclosures with respect to the Company and its Subsidiaries  prior to the Stock
Acquisition:

The consolidated Federal Income Tax returns of the Company and its Subsidiaries for the taxable years ended June 30, 1994 and June 30, 1995 have been audited by the IRS. One issue proposed by the examining agent for 1995 was not agreed to and is being appealed by the Company. This issue involves only the timing of a compensation deduction to a Company subsidiary for payments to employees and other service providers in termination of non-qualified stock options. The total tax that would result from this issue if the IRS position is sustained would be approximately $1,200,000 for 1995 and 1996 with the entire amount recoverable by 1998.

Disclosures with respect to Commonwealth, Transnation and their Subsidiaries for periods prior to the Stock Acquisition:

1. The consolidated federal income tax returns of Reliance Group Holdings, Inc. for 1986 through 1991 have been audited. The proposed adjustments include adjustments to the taxable incomes of Commonwealth, Transnation and their Subsidiaries. The federal statute of limitations for Reliance Group Holdings, Inc. for 1986 through 1994 has been extended to December 31, 1998.

2. The California State Board of Equalization has issued Notices of Deficiency Assessments for Retaliatory Tax to Commonwealth for the years 1989 and 1994. The California Department of Insurance has notified Commonwealth that it was contemplating recommending to the State Board of Equalization to issue deficiency assessments for the tax years 1992-1994, inclusive, and has allowed Commonwealth the opportunity to comment on its proposed action. Commonwealth is currently in the process of responding to the Department of Insurance's letter which has been extended to December 31, 1997.

3. Pennsylvania has assessed State Title Insurance Company for additional Shares Tax for the years 1989, 1993, 1994 and 1995. The issue for 1989 deals with a one-time increase in the Shares Tax rate which State Title is appealing. The 1993-1995 issue deals with the inclusion of certain amounts in the value of State Title for subsidiaries prior to their acquisition that Pennsylvania believes should be included. State Title is appealing the assessments. The additional tax has been paid for each year which is required in order to appeal the issues.

4. Pennsylvania has assessed Industrial Valley Title Insurance Company for additional Shares Tax for the year 1989. The issue deals with a one-time increase in the Shares Tax rate which Industrial Valley Title Insurance Company is appealing. The assessment is for a year prior to Commonwealth's acquisition of Industrial Valley Title Insurance

         Company and the tax has not been paid. In connection with this issue, Commonwealth has a separate Tax Indemnification Letter from Ensign Trust, PLC, a 50% owner of IVT Group, Inc.

The Stock Purchase Agreement provides that Reliance Insurance Company shall indemnify the Company for all taxes with respect to Commonwealth, Transnation and their Subsidiaries for any tax period prior to the Stock Acquisition except for (i) amounts payable by Commonwealth, Transnation and their Subsidiaries to Reliance Insurance Company with respect to any consolidated Federal Income Tax returns of the Reliance Group Holdings, Inc. affiliated group for a period beginning on or after January 1, 1997, (ii) certain taxes, other than federal income taxes, for returns timely filed after the Stock Acquisition, and (iii) certain taxes, other than federal income taxes, for periods after September 30, 1997.

                                  SCHEDULE 5.11

                               Financial Condition

1. The Company guaranteed a loan by International Bank of Commerce in Corpus Christi, Texas, in favor of Alex H. Harris in the amount of $1,750,000. Mr. Harris used the proceeds of the loan to purchase the assets of San Jacinto Title Company.

2. The Company guaranteed a loan by Heritage Bank and Trust, in Racine, Wisconsin in the amount of $399,044.14, in favor of Sharon K. Lopez, a principal of Ambassador Title Company. Ms. Lopez originally borrowed $500,000 from Firstar Bank of Milwaukee, N.A. in October, 1995 pursuant to a promissory note guaranteed by the Company. The proceeds were used to purchase an interest in Ambassador Title Company.
         The loan from Heritage Bank refinanced the prior loan.

                                  SCHEDULE 5.12

                              Environmental Matters

                                      None.

                                  SCHEDULE 5.16

                                  Subsidiaries

WHOLLY-OWNED SUBSIDIARIES OF LAWYERS TITLE CORPORATION:

Global Corporate Services, Inc.

Lawyers Title Environmental Insurance Service Agency, Inc.
Its Subsidiaries:
LTEISA of Arizona, Inc.
LTEISA of California, Inc.
LTEISA of Colorado, Inc.
LTEISA of Connecticut, Inc.
LTEISA of New York, Inc.
LTEISA of Ohio, Inc.
LTEISA of Pennsylvania, Inc.
LTEISA of Texas, Inc.

Lawyers Title Exchange Company

Lawyers Title Services Company, Inc.

Lawyers Title Insurance Corporation
Its Subsidiaries:
American Title Group, Inc.
    Its Subsidiaries:
    ATCOD, Inc. d/b/a American Title Company
    American Title Company of Austin d/b/a Austin Title Company
    Commercial Abstract & Title Co. d/b/a Lawyers Title of San Antonio, Inc. William H. Tamm, Inc.
         Its Subsidiary:
         Lawyers Title & Abstract Co.
    Texas Title Company
Atlanta Title Company
Builders Disbursement Services, Inc.
Building Exchange Company
Charter Title Company
Commerce Title Guaranty Co.
Continental Diversified Services Company
Datatrace Information Services Company, Inc.
Elliptus Software Solutions, Inc.
First Stable Properties, Inc.
Florida Southern Abstract & Title Co.
Guarantee Title Co., Inc.
Guaranty Abstract & Title Co., Amarillo, TX
Land Title Abstract Co.
Land Title Dawson Abstract Co.

Lawyers Abstract Corporation
Lawyers Acquisition Company, Inc.
Lawyers Holding Corporation
    Its Subsidiaries:
    Community Title, Inc.
    Cumberland Title Company
    Louisville Title Agency of Central Ohio, Inc.
    RGS Title Ltd.
    Universal Title of Baltimore, Inc.
Lawyers Title Agency, Inc.
Lawyers Title of Baton Rouge, Inc.
Lawyers Title Company
    Its Subsidiaries:
    LTC Exchange Company
    California Land Title Company
    Continental Lawyers Company
    Continental Land Title Company
    Lawyers Title of Arizona, Inc.
    Lawyers Title of Nevada, Inc.
Lawyers Title of Dallas, Inc.
Lawyers Title Data Corporation
Lawyers Title of El Paso, Inc.
    Its Subsidiary:
    Database Access, Inc.
Lawyers Title Exchange Company - BKC
Lawyers Title of North Carolina, Inc.
Lawyers Title of Pueblo, Inc.
Lawyers Title Realty Services, Inc.
Monroe County Abstract Co.
Mortgage Data Services Agency, Inc.
New Mexico Title Company
Oregon Title Insurance Company
Portland Financial Services Corporation
Real Estate Title Company, Incorporated
Real Title Company, Inc.
RealServe Company, Inc.
Richmond Company, Inc.
Rio Rancho Title, Inc.
St. Clair County Abstract Co.
Tamiami Abstract & Title Co.
The Title Guarantee & Trust Company
Title Investors Group, Inc.
    Its Subsidiaries:
    Land Title Insurance Company
    Title Insurance Company of America
        Its Subsidiaries:
        Mid-South Title Co. of Central Arkansas, Inc.
        Mid-South Title Corporation (f/n/a Bluff City Abstract Co., Inc.) Rutherford County Title Insurance Co.

Commonwealth Land Title Insurance Company
Its Subsidiaries:
Albuquerque Title Company, Inc.
Citrus Title Co., Inc.
CLT Appraisal Services, Inc.
Cltic-Relo, Inc.
Commercial Intermediary, Inc.
Commercial Settlements, Inc.
Commonwealth Title Of Arizona
Commonwealth Land Title Company
Commonwealth Land Title Company Of Austin
Commonwealth Land Title Company Of Dallas
Commonwealth Land Title Company Of El Paso
Commonwealth Land Title Company Of Fort Worth
Commonwealth Land Title Company Of Houston
Commonwealth Land Title Company Of Jefferson  County
Commonwealth Land Title Company Of San Antonio
Commonwealth Land Title Company Of Texas
Commonwealth Land Title Company Of Washington
Commonwealth Land Title Corporation
Commonwealth Land Title Insurance Company Of New Jersey
Commonwealth Relocation Services, Inc.
Crestview Lawyers Service
Crs Financial Services, Inc.
Day One, Inc.
Delpenn Land Company
District - Realty Title Insurance Corporation
Edge Rock, Inc.
Goliath, Inc.
Golden State Title Company
Industrial Valley Title Insurance Company
Louisville Title Company
Monumental Title Corporation
National 1031 Exchange Corporation, The
Osage Corporation
Plantco, Inc.
Property Services, Inc.
Rainier Title Company
Resource Alliance Group, Inc., The (51%)
State Title Insurance Company
T & T Co. Holding Company
Title & Trust Company Of Florida
Title Insurance Company
Title Guarantee Company Of Rhode Island
Title Services, Inc.

Commonwealth Subsidiary Partnerships and Joint Ventures:

Cornerstone Residential Title Agency, Ltd. (51%)
Goliath, One, L.P.
Goliath, Two, L.P.
Goliath, Three, L.P.
Goliath, Four, L.P.
Goliath, Five, L.P.
The Resource Alliance Limited Partnership (49.5% is owned by CLTIC - Relo, Inc.; 1% is owned by The Resource Alliance Group, Inc.)

Transnation Title Insurance Company
Its Subsidiaries:
Title Transfer Services, Inc.
Transnation Title & Escrow, Inc.
Transnation Title Insurance Company Of New York
Xenia Property Company

Other Partly-Owned Entities of the Company:

                                               Percentage of
Entity                                         Ownership

Argonaut Relocation Services L.L.C.            50%

Charter Title/Sugarland, Ltd.                  80%

Excel Title Agency, LLC                        51%

First Title & Escrow Company, Inc.             51%

Harbour Title Company                          50%

Lawyers Title of Columbia, Inc.                83%

Lawyers Title Settlement Company, L.L.C.       50%

NIA/Lawyers Title Agency, LLC                  50%

TransOhio Residential Title
  Agency Ltd. (an LLC)                         51%

                                  SCHEDULE 5.17

                                    Insurance

                              Nothing to disclose.

                                  SCHEDULE 5.20

                               Insurance Licenses


Name of Entity                                   Domicile                   States Where Licensed
                                                                            To Conduct Title Insurance Business

Lawyers Title Insurance Corporation              Virginia                   49 states (excluding Iowa), D.C.,
                                                                            Puerto Rico, U. S. Virgin Islands
                                                                            (and Canada)

Land Title Insurance Company                     California                 California

Oregon Title Insurance Company                   Oregon                     Oregon

Title Guarantee & Trust Company                  Ohio                       Ohio

Title Insurance Company of America               Tennessee                  Alabama, Arkansas, Florida,
                                                 (Texas, commercially)      Georgia, Illinois, Kentucky,
                                                                            Louisiana, Michigan, Ohio,
                                                                            Tennessee, Texas, and Virginia

Commonwealth Land Title Insurance Company        Pennsylvania               49 states (excluding Iowa), D.C.,
                                                                            Puerto Rico, and the U. S. Virgin
                                                                            Islands

District Realty Title Insurance Corporation      Maryland                   Delaware, D.C., Maryland, and
                                                                            Virginia

Industrial Valley Title Insurance Company        Pennsylvania               Alabama, Delaware, D.C., Florida,
                                                                            Georgia, Illinois, Indiana,
                                                                            Kentucky, Louisiana, Maryland,
                                                                            Massachusetts, Mississippi, New
                                                                            Jersey, Ohio, Pennsylvania, Rhode
                                                                            Island, South Carolina, Tennessee,
                                                                            Virginia, and West Virginia

Commonwealth Land Title Ins. Co. of New Jersey   New Jersey                 Delaware, Hawaii, Maryland, New
                                                                            Jersey, and Pennsylvania

State Title Insurance Company                    Pennsylvania               Pennsylvania

Title & Trust Company of Florida                 Florida                    Florida

Title Insurance Company                          Alabama                    Alabama

Transnation Title Insurance Co.                  Arizona                    Alabama, Arizona, Arkansas,
                                                                            California, Colorado, Connecticut,
                                                                            Delaware, D.C., Florida,




                                                                            Georgia, Hawaii, Idaho, Illinois,
                                                                            Indiana, Kentucky, Louisiana,
                                                                            Maryland, Massachusetts, Michigan,
                                                                            Minnesota, Missouri, Montana,
                                                                            Nebraska, Nevada, New Hampshire,
                                                                            New Jersey, New Mexico, North
                                                                            Carolina, Ohio, Oklahoma, Oregon,
                                                                            Pennsylvania, Rhode Island, South
                                                                            Carolina, Tennessee, Texas, Utah,
                                                                            Virginia, Washington, Wisconsin,
                                                                            and Wyoming

Transnation Title Insurance Company of NY        New York                   New York


                                  SCHEDULE 5.21

                                   Reinsurance

Atrium II/C961590000

In 1988, Lawyers Title Insurance accepted facultative reinsurance from Title USA-NY (now Fidelity) on a $13,825,274 Mortgagee Policy. Title USA-NY retained $2,000,000 primary and 25% of the secondary risk.

This matter is an action filed by the purported assignee of the original lender against the title insurers for losses suffered by the lender because of a decrease in value of the security during the pendency of prior curative title litigation. The title litigation had established the priority and validity of the subject mortgage in the face of a challenge by the holder of a prior recorded $6,000,000 mortgage. The lien was established under the theory of equitable subrogation after a lengthy, but timely and progressive, battle with the adverse claimant through the Bankruptcy Court (twice), Federal District Court (twice), and the Third Circuit Court of Appeals.

The assignee now seeks to impose liability on the title insurers as well as the policy issuing agent, closing attorneys, and the abstractor by reason of the alleged negligence of the agent in failing to disclose the prior lien. The assignee also seeks to attribute the loss sustained on the ultimate sale of the security to a breach of contract by the insurer in failing to cure within a reasonable time. The Complaint alleges that the title insurer, TRW/Fidelity, is responsible for the actions of the agent and the delay caused by the curative action. Lawyers Title Insurance Corporation is directly named as a party in its role as reinsurer.

The Company has retained counsel to file an answer and cross-claim against other parties. Discovery is scheduled through January 1998. The maximum exposure under the reinsurance agreement in this matter could be as high as $4,500,000.

                                  SCHEDULE 5.22

                                    Reserves

                              Nothing to disclose.

                                  SCHEDULE 7.01

                                 Permitted Liens

                                      None.

                                SCHEDULE 7.02(e)

                              Disposition of Assets

Lawyers Title Environmental Insurance Agency, Inc. contemplates selling all of its preferred shares in Environmental Warranty, Inc. The Company currently carries these shares on its books at a value of $637,914.

                                  SCHEDULE 7.05

                                  Indebtedness

Through Lawyers Title Exchange Company - BKC and Building Exchange Company, from time to time title is taken to property, both real and personal, for the purpose of completing so called "reverse" and "build-to-suit" tax deferred exchanges under Section 1031 of the Internal Revenue Code. There may be instances where one of these Subsidiaries is the beneficiary of a non-recourse loan from a third party lending institution or from a particular taxpayer, the proceeds of which are used to purchase replacement property on behalf of the taxpayer and/or construct improvements thereon, and which loan is secured only by the real or personal property which is the subject of the exchange and is otherwise non-recourse to the Company and its Subsidiaries.

                                  SCHEDULE 7.08

                             Contingent Obligations

1. The Company guaranteed a loan by International Bank of Commerce in Corpus Christi, Texas, in favor of Alex H. Harris in the amount of $1,750,000. Mr. Harris used to the proceeds of the loan to purchase the assets of San Jacinto Title Company.

2. The Company guaranteed a loan by Heritage Bank and Trust, in Racine, Wisconsin in the amount of $399,044.14, in favor of Sharon K. Lopez, a principal of Ambassador Title Company. Ms. Lopez originally borrowed $500,000 from Firstar Bank of Milwaukee, N.A. in October, 1995 pursuant to a promissory note guaranteed by the Company. The proceeds were used to purchase an interest in Ambassador Title Company.
         The loan from Heritage Bank refinanced the prior loan.

                                      * * *

                                 SCHEDULE 10.02

                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent

Bank of America National Trust
and Savings Association
Agency Management Services #5596
1850 Gateway Blvd., 5th Floor
Concord, California 94520
Attention: Dana Tom

                       Telephone:  (510) 675-8409
                       Facsimile:  (510) 675-8500


AGENT'S PAYMENT OFFICE:

Bank of America NT&SA
Agency Management Services #5596
1850 Gateway Blvd., 5th Floor
Concord, California 94520
Attention: Dana Tom

                       Telephone:  (510) 675-8409
                       Facsimile:  (510) 675-8500


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as a Bank

Domestic and Offshore Lending Office:
231 South LaSalle Street
Chicago, Illinois 60697

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association
231 South LaSalle Street
Chicago, Illinois 60697
Attention: Denise Christy

                       Telephone:  (312) 828-4184
                       Facsimile:  (312) 974-9524

                                    EXHIBIT A
                          TO REVOLVING CREDIT AGREEMENT

                         FORM OF COMPLIANCE CERTIFICATE


                                    Financial
                                    Statement Date: ___________, ______


         Reference is made to that certain Revolving Credit Agreement dated as of _________, 1997, (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Lawyers Title Corporation, a Virginia corporation (the "Company"), the several financial institutions from time to time parties to the Credit Agreement (the "Banks"), Bank of America National Trust and Savings Association, Individually and as Agent for the Banks (in such capacity, the "Agent"), and Crestar Bank, Individually and as Documentation Agent. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreements.

         The undersigned Responsible Officer of the Company, hereby certifies as of the date hereof that [he] [she] is the chief financial officer of the Company, and that, as such, [he] [she] is authorized to execute and deliver this Certificate to the Banks and the Agent on behalf of the Company and its Subsidiaries, and that:

[Use the following paragraph if this Certificate is delivered in connection with
the  financial   statements   required  by  subsection  6.01(a)  of  the  Credit
Agreement.]

         1. Attached as Schedule 1 hereto is (a) a true and correct copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of the fiscal year ended December 31, _______ and (b) the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young L.L.P. or another nationally-recognized independent public accounting firm (the "Independent Auditor").

                                       or

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 6.01(b) of the Credit Agreement.

         1. Attached as Schedule 1 hereto is (a) a true and correct copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of the fiscal quarter ended __________, ____, and (b) the related consolidated statements of income, shareholders' equity, and cash flows for the period commencing on the first day and ending on the last day of such quarter, which statements fairly present in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments) the financial position and the results of operations of the Company and its Subsidiaries.

         2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under [his] [her] supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

         3. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default.

         4.     The following covenant  analyses  and  information  set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___________, ______.


                                    LAWYERS TITLE CORPORATION


                                    By:____________________________

                                    Name:__________________________

                                    Title:_________________________

                                              Date: ______________, ______
                                                    For the fiscal quarter/year
                                              ended ______________, _____


                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

                                    EXHIBIT B
                          TO REVOLVING CREDIT AGREEMENT

                           FORM OF NOTICE OF BORROWING


                                                Date: ___________, _______

To: BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, Individually and as Agent (the "Agent") for the Banks parties to the Revolving Credit Agreement dated as of , 1997 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among LAWYERS TITLE CORPORATION, a Virginia corporation (the "Company"), Crestar Bank,
         Individually and as Documentation Agent, certain Banks which are signatories thereto and the Agent

Ladies and Gentlemen:

         The undersigned on behalf of the Company, refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified below:

                  1. The aggregate amount of the proposed Borrowing is $ (which shall be in an aggregate minimum amount of $5,000,000 (provided, however, that prior to the Increased Borrowing Date such aggregate minimum amount shall be $3,000,000) or any multiple of $1,000,000).

                  2. The Business Day of the proposed Borrowing is ______, ____.

                  3. The Borrowing is to be comprised of $___________ of [Base] [Offshore] Rate Loans.

                  4. [If applicable:] The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be [_____ months] (which shall be 1, 2, 3 or 6 months).

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) the representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

                  (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing.


                                            LAWYERS TITLE CORPORATION


                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________

                                    EXHIBIT C
                          TO REVOLVING CREDIT AGREEMENT

                    FORM OF NOTICE OF CONVERSION/CONTINUATION



                                             Date: _____________, _____


To: BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, Individually and as Agent (the "Agent") for the Banks parties to the Revolving Credit Agreement dated as of , 1997 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among LAWYERS TITLE CORPORATION, a Virginia corporation (the "Company"), Crestar Bank,
         Individually and as Documentation Agent, certain Banks which are signatories thereto and the Agent

Ladies and Gentlemen:

         The undersigned, the Company, refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:


                  1.   The Conversion/Continuation Date is ___________, ______.

                  2. The aggregate amount of the Loans to be [converted] [continued] is $__________.

                  3. The Loans are to be [converted into] [continued as] [Offshore] [Base] Rate Loans.

                  4. [If applicable:] The duration of the Interest Period for the Offshore Rate Loans included in the [conversion] [continuation] shall be [___ months].


                                            LAWYERS TITLE CORPORATION


                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________

                                    EXHIBIT D
                          TO REVOLVING CREDIT AGREEMENT

                             FORM OF PROMISSORY NOTE



$______________                                               ____________, 1997




         FOR VALUE RECEIVED, the undersigned, LAWYERS TITLE CORPORATION, a Virginia corporation (the "Company"), hereby promises to pay to the order of ____________ (the "Bank") the principal sum of ___________ Dollars ($_______)
or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Revolving Credit Agreement, dated as of ___________, 1997 (such Revolving Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, Bank of America National Trust and Savings Association, Individually and as Agent for the Banks, Crestar Bank, Individually and as Documentation Agent, the Bank, and the other banks parties thereto, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

         Except as otherwise expressly provided in the Credit Agreement, the Company and every endorser of this Note, or the obligation represented hereby, waive presentment, demand, notice, protest and other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         The date, amount, interest rate and duration of each Interest Period (if applicable) of each Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

        Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.



                                            LAWYERS TITLE CORPORATION


                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________

                                SCHEDULE OF LOANS

         This Note evidences Loans made, continued or converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, continuations, conversions and prepayments of principal set forth below:



   Date                                                                                Amount Paid,
   Made,           Principal                                                              Prepaid,       Unpaid
Continued or       Amount of       Type of                          Duration of         Continued or     Principal     Notation Made
 Converted            Loan          Loan        Interest Rate     Interest Period        Converted       Amount             by
















                                    EXHIBIT E
                          TO REVOLVING CREDIT AGREEMENT

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________, _____ is made between ______________________________ (the "Assignor") and __________________________
(the "Assignee").


                                    RECITALS

         WHEREAS, the Assignor is party to that certain Revolving Credit Agreement dated as of __________, 1997 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among Lawyers Title Corporation, a Virginia corporation, (the "Company"), Crestar Bank, Individually and as Documentation Agent, the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), and Bank of America National Trust and Savings Association, Individually and as Agent for the Banks (the "Agent"). Any Capitalized terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

         WHEREAS, as provided under the Credit Agreement, the Assignor has committed to make Loans (the "Committed Loans") to the Company in an aggregate amount not to exceed $__________ (the "Commitment"); and

         WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Committed Loans] in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:


     1.  Assignment and Acceptance.

         (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the

"Assignee's Percentage Share") of (A) the Commitment [and the Committed Loans] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

         [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Committed Loans assigned.]

         (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under
Section 10.5 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

         (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

         (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

     2.  Payments.

         (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

         (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 10.08(a) of the Credit Agreement.

     3.  Reallocation of Payments.

     Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4.  Independent Credit Decision.

     The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.  Effective Date; Notices.

         (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, ____ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

              (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

              (ii) the written consent of the Company and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 10.08(a) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

              (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

              (iv) the Assignee shall have complied with Section 10.08 of the Credit Agreement (if applicable);

              (v)   the processing fee referred to in Section 2(b) hereof and in
Section 10.08(a) of the Credit Agreement shall have been paid to the Agent; and

              (vi) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

         (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent for acknowledgment by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

     6.  Agent.

         (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

         [(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.] [INCLUDE ONLY IF ASSIGNOR IS AGENT]

     7.  Withholding Tax.

     The Assignee (a) represents and warrants to the Banks, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Banks with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8.  Representations and Warranties.

         (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

         (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

         (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9.  Further Assurances.

     The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10. Miscellaneous.

         (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

         (b) All payments made hereunder shall be made without any set-off or counterclaim.

         (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

         (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

         (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

         [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]


                            [signature page follows]

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                       [ASSIGNOR]



                                       By:____________________________

                                       Name:__________________________

                                       Title:_________________________

                                       Address:_______________________
                                               _______________________
                                               _______________________

                                       [ASSIGNEE]

                                       By:____________________________

                                       Name:__________________________

                                       Title:_________________________

                                       Address:_______________________
                                               _______________________
                                               _______________________

                                   SCHEDULE 1

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                          _____________, _______



Bank of America National Trust
  and Savings Association, as Agent
231 South LaSalle Street
Chicago, Illinois  60697
Attn: Denise Christy

Lawyers Title Corporation
6630 West Broad Street
Richmond, Virginia 23230

Ladies and Gentlemen:

         We refer to the Revolving Credit Agreement dated as of __________, 1997 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among Lawyers Title Corporation, a Virginia corporation (the "Company"), Crestar Bank, Individually and as Documentation Agent, the several financial institutions from time to time a party thereto (the "Banks") and Bank of America National Trust and Savings Association, Individually and as Agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

         1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor, and all outstanding Loans made by the Assignor) pursuant to the Assignment and Acceptance Agreement dated _________ attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment the Assignor's Commitment is $ ___________, and the aggregate amount of its outstanding Loans is $_____________.

         2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Company to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

         3.     The following administrative details apply to the Assignee:

                (A)     Notice Address:

                        Assignee name: _________________________
                        Address: _______________________________
                                 _______________________________
                                 _______________________________
                        Attention: _____________________________
                        Telephone: (___) _______________________
                        Telecopier: (___) ______________________
                        Telex (Answerback): ____________________

                (B)     Payment Instructions:

                        Account No.: ___________________________
                                 At: ___________________________
                                     ___________________________
                                     ___________________________
                        Reference: _____________________________
                        Attention: _____________________________

         4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

                            [signature page follows]

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

         Very truly yours,

         [NAME OF ASSIGNOR]


         By:_____________________________

         Title:__________________________


         [NAME OF ASSIGNEE]


         By:_____________________________

         Title:__________________________



ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


LAWYERS TITLE CORPORATION

By:_____________________________

Title:__________________________


BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Agent

By:_____________________________

Title:__________________________